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                                                                   Exhibit 10.13


                          MORRISON KNUDSEN CORPORATION

                            SUPPLEMENTAL SAVINGS PLAN


                            ARTICLE I - INTRODUCTION

1.1  PURPOSE

The Board of Directors of Morrison Knudsen Corporation has decided that it is in the best interests of the Corporation and its subsidiaries to establish a nonqualified supplemental savings plan for certain executives of the corporation. This Plan is necessitated by certain compensation and benefit limitations imposed by the Employee Retirement Income Security Act of 1974, as amended and by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended.

1.2  ESTABLISHMENT OF PLAN

The Board of Directors hereby establishes the Morrison Knudsen Corporation Supplemental Savings Plan, effective as of January 1, 1992 (the "Plan"). The Plan is intended to be a plan of deferred compensation for a select group of management or highly compensated employees, and shall be so interpreted.

1.3 INCORPORATION OF SAVINGS PLAN

Effective as of January 1, 1986, the Corporation established the Morrison Knudsen Corporation Savings Plan (the "Savings Plan"). The terms of the Savings Plan are hereby incorporated into this Plan by reference. Unless otherwise indicated herein, the provisions of any future amendments to the Savings Plan shall also be incorporated into this Plan by reference. Unless otherwise indicated under Article II of this Plan, capitalized terms used in this Plan shall have the meaning given those terms in the Savings Plan.


                            ARTICLE II - DEFINITIONS

The capitalized terms used in the Plan shall have the meanings set forth in this Article. The masculine gender, when used herein, includes the feminine gender, and, unless the context indicates otherwise, the singular includes the plural and the plural the singular.

2.1  BOARD

"Board" means the Board of Directors of the Corporation.

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2.2  COMPENSATION

"Compensation" means an Employee's total taxable remuneration for the performance of services during each Plan Year in which he is a Participant as reflected on form W-2, including, but not limited to, his base salary, bonuses or other forms of compensation, such compensation to be determined before any reduction on account of any withholding, such as Federal or state income or employment taxes, and any other amounts which he could have received in cash in lieu of (i) a nontaxable benefit provided by the Employer through a cafeteria plan under Section 125 of the Code or (ii) a contribution made on his behalf by the Employer pursuant to the Savings Plan, but excluding the value of any benefits provided an Employee through any qualified employee pension plans sponsored by the Employer and any compensation paid in kind.

2.3  COMPENSATION COMMITTEE

"Committee" means the Executive Compensation and Nominating Committee of the Board. Such Committee shall be the named fiduciary for purposes of ERISA.

2.4  CORPORATION

"Corporation" means Morrison Knudsen Corporation, a Delaware corporation.

2.5  EFFECTIVE DATE

"Effective Date" means January 1, 1992.

2.6  EMPLOYER

"Employer" means the Corporation and any other affiliated entity.

2.7  PARTICIPANT

"Participant" means an executive of the Employer who has satisfied the Plan eligibility requirements in accordance with Article III and who has elected to participate in the Plan.

2.8  PLAN

"Plan" means the Morrison Knudsen Corporation Supplemental Savings Plan which is set forth in this document, together with any and all amendments and supplements hereto.

2.9  PLAN ADMINISTRATOR

"Plan Administrator" means the Committee or its delegate.


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2.10 PLAN YEAR

"Plan Year" means the calendar year.

2.11 SALARY REDUCTION AGREEMENT

"Salary Reduction Agreement" means an agreement whereby an executive employee who is eligible to participate in the Plan elects such participation and authorizes his Employer to reduce his Compensation on an pre-tax basis by a specified percentage. Such Salary Reduction Agreement shall be the same agreement whereby a participant in the Savings Plan authorizes the Company to reduce his Compensation; thus, by electing to participate in the Savings Plan, the executive shall be electing to participate in this Plan. The foregoing to the contrary notwithstanding, with respect to this Plan, a Salary Reduction Agreement shall be subject to the restrictions set forth in Sections 3.1, 3.2 and 4.1 of the Plan.


                           ARTICLE III - PARTICIPATION

3.1  ELIGIBILITY

Each employee of the Employer may participate in this Plan for a given Plan Year provided (i) his Compensation for such Plan Year equals or exceeds an amount equal to the dollar limitation in effect for such Plan Year under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), and
(ii) he is not covered by an agreement or plan which provides any part of the benefits that are required to be provided under this Plan. Subject to the remaining provisions of the Plan, an employee's participation shall be automatic and shall commence the first payroll period following the date on which his Compensation exceeds the amount calculated above. In order for such employee to automatically participate in the Plan during any given Plan Year, on or before December 31 of the preceding Plan Year, the employee must have (i) elected to participate in the Plan, by completing a Salary Reduction Agreement, or reconfirming a past Salary Reduction Agreement (which election may be a transcription of an oral election made over an interactive telephone system) and
(ii) filed the election referred to in subparagraph (ii) above with the Human Resources Department.

3.2  ELECTION TO MODIFY OR TERMINATE PARTICIPATION

An employee may elect to modify or terminate his participation in the Plan by filing a notice of such modification or termination in the same manner in which an election is made. Such modification or termination will be effective with respect to Compensation earned for a calendar year only if such notice is filed on or before January 31 of such calendar year.


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               ARTICLE IV - ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

4.1  CALCULATION OF EMPLOYEE CONTRIBUTION

A Participant's Salary Deferral Agreement shall be effective with respect to this Plan for a given Plan Year only if (a) such Participant defers under the Savings Plan an amount of Compensation equal to the maximum permissible elective deferral under Section 402(g) of the Code for such Plan Year, and (b) such Participant receives a matching contribution under the Savings Plan for such Plan Year equal to five percent (5%) multiplied by the dollar limitation in effect for such Plan Year under Section 401(a)(17) of the Code. The amounts deferred shall be referred to as "Employee Contributions" and shall first be made to the Savings Plan, to the extent permitted by law, and then to this Plan. Employee Contributions shall be credited to the Plan for each payroll period as of the date the Participant receives his paycheck containing the Compensation upon which the Employee Contributions are based. 4.2 Allocations of Contributions and Dividends

4.2  ALLOCATIONS OF CONTRIBUTIONS AND DIVIDENDS

     (a) DEFERRED COMPENSATION ACCOUNTS. There shall be established for each Participant a bookkeeping account to be designated as that Participant's deferred compensation "Account" to reflect the Participant's interest under the Plan. The Account shall be further divided into subaccounts known as the Stock Unit Account and the Interest Account.

     (b) STOCK UNIT ACCOUNT. All amounts deferred by the Participant into this Plan as Employee Contributions up to the first 3 percent of such Participant's Compensation shall be credited to the Participant's Stock Unit Account and shall be converted into stock units. The number of stock units shall be computed by dividing the Employee Contribution credited to the Stock Unit Account by the fair market value of the Company's common stock. The fair market value shall be the mean between the high and the low selling price on the New York Stock Exchange on the last business day immediately preceding the day such stock units are computed.

          (1) CASH DIVIDEND CREDITS. Additional stock units shall be credited to a Participant's Account in amounts equal to the cash dividends which the Participant would have received had the Participant been the owner on the record dates for the payment of such dividends of the number of shares of the Company's common stock equal to the number of units in the Participant's Account.

          (2) STOCK DIVIDEND CREDITS. Additional stock units shall be credited to the Participant's Account in a number of units equal to the number of shares of the Company's common stock, rounded to the nearest one-hundredth share, which the Participant would have received as stock dividends had he been the owner on the


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     record dates for the payments of such stock dividends of the number of shares of the company's common stock equal to the number of units credited to his Account.

          (3) RECAPITALIZATION. If, as a result of a recapitalization of the Company (including a stock split), the Company's outstanding shares of common stock shall be changed into a greater or smaller number of shares, the number of stock units then credited to a Participant's Account shall be appropriately adjusted on the same basis.

     (c) INTEREST ACCOUNT. All amounts deferred by a Participant into this Plan as Employee Contributions in excess of the first 3 percent of such Participant's Compensation shall be credited to the Participant's Interest Account. A Participants Interest Account shall be credited with annual interest each year at a rate equal to the prime rate of Citibank, N.A. in effect at the beginning of that year or such other rate approved by the Committee prior to the beginning of such year and communicated in writing to the Participants. Interest shall be posted as of the last day of each calendar quarter to the Participant's Interest Account and shall be computed on the average of the beginning and ending balance of the Participant's Interest Account for such quarter.

     (d) EMPLOYER MATCHING CONTRIBUTIONS. As of the date on which each Participant makes his Employee Contributions to the Plan, the Employer shall credit, as an Employer Matching Contribution, an amount equal to such Employee contribution. Such Employer Matching Contribution shall be allocated among the Participant's Stock Unit Account and Interest Account, as directed by the Participant. In the case of amounts deferred and credited to the Stock Unit Account, the Employer Matching Contribution shall immediately be converted to stock units, rounded to the nearest hundredth of a share, in the manner outlined in Section 4.2(b).

     (e) DATE AND MANNER OF PAYMENT. Upon the Employee's termination of employment for any reason other than "Cause" as defined in Section 4.3 below, the Employee shall be entitled to receive, less any taxes required by law to be withheld therefrom, a single sum cash payment in an amount equal to the sum of
(i) thebalance of his Interest Account as of the date he terminated employment and (ii) the fair market value as of the date he terminated employment of the stock units credited to his Stock Unit Account assuming such stock units had been converted on a one-to-one basis for a share of the Company's $3.33 par value common stock. The fair market value of the Company's common stock shall be the mean between the high and the low selling price on the New York Stock Exchange on the last business day immediately preceding the day on which the participant terminated employment. Such distribution shall be made, subject to federal securities laws, within 60 days following the Participant's termination of employment. If an Employee is terminated for "Cause" as defined in Section
4.3 below, all of the foregoing rules of this Section 4(e) shall be applicable, except that the Employer Matching Contributions in such Employee's Stock Unit Account and Interest Account shall be forfeited as of the date on which he was terminated for "Cause" and no further Employer Matching Contributions shall be credited to his Stock Unit Account or Interest Account.


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     (f)  ACCOUNTING. The Secretary or his delegate shall keep a record of all sums which each Participant has elected to defer to his Account and dividends and interest thereon. Within 60 days after the close of each calendar year, the Secretary or his delegate shall furnish each Participant who has participated in the Plan for at least one calendar year, a statement of such accounting.

4.3  CAUSE DEFINED

For purposes of Section 4.2 above, "Cause" shall mean Executive's: (i) conviction of any criminal violation involving dishonesty, fraud or breach of trust; (ii) willful engagement in any misconduct in the performance of his duties that materially injures Company, monetarily or otherwise; (iii) performance of any act which, if known to Company's customer, clients or stockholders would materially and adversely affect Company's business; or (iv) willful and substantial nonperformance of assigned duties (other than any such failure resulting from Executive's incapacity due to physical or mental illness) which has continued after Company's Board of Directors has given written notice of such nonperformance to Executive, which notice specifically identifies the manner in which the Board of Directors believes that Executive has not substantially performed his duties and which indicates the Board of Directors' intention to terminate Executive's employment because of such nonperformance. For purposes of clauses (ii) and (iv) of this Section 4.3, no act or omission on Executive's part shall be deemed "willful" if committee or omitted in good faith and with a reasonable belief that his action was in the best interest of Company.

4.4  ADJUSTMENT TO EMPLOYER CONTRIBUTION FOR YEAR OF TERMINATION OF
     PARTICIPATION

If a Participant terminates employment prior to December 31 of a given year, he shall not be entitled to receive the Employer Contribution for such year.

4.5  BENEFICIARY DESIGNATION

In the event the Participant dies prior to receiving his benefits under this Plan, the Compensation Committee shall pay such benefits to the Participant's designated beneficiary or beneficiaries within the time period specified in
Section 4.2(g)(i). A Participant's beneficiary under this Plan shall be the person or persons designated as Beneficiary or Beneficiaries by the Participant under the Savings Plan.


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                           ARTICLE V - NATURE OF PLAN

5.1  BENEFIT TRUST AGREEMENT

The Corporation shall attach this Plan, as amended from time to time, to Exhibit A, as amended from time to time, of the Morrison Knudsen Corporation Benefit Trust Agreement (the "Benefit Trust Agreement").

5.2  UNFUNDED AGREEMENT

Except in the case of a Potential Change in Control (as defined in Section 1.13 of the Benefit Trust Agreement), the Corporation shall not be required to set aside any funds or other assets to be used to satisfy its obligation under this Plan.

5.3  NO SECURITY INTEREST

It is the intent of the Corporation and Participant that the amounts, if any, set aside shall not create a "funded" trust within the meaning of the Code or ERISA and that such amounts, if any, shall remain at all times subject to the claims of the Corporation's general creditors. Accordingly, the Corporation shall not create a security interest in the amounts, if any, set aside in favor of any Participant or his beneficiary or beneficiaries, or any other creditor.

5.4  DISTRIBUTION UNDER BENEFIT TRUST AGREEMENT

Distributions made under the Benefit Trust Agreement to a Participant or his beneficiary or beneficiaries with respect to this Plan shall, to the extent of such distributions, satisfy the Corporation's obligations under this Plan.

5.5  ALIENATION

The interest of a Participant or his beneficiary or beneficiaries may not be sold, transferred, assigned or encumbered in any manner, either voluntarily or involuntarily, and any attempt to so alienate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No benefit hereunder, before it is paid, shall be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall it be subject to garnishment, attachment or other legal or equitable process.


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                           ARTICLE VI - MISCELLANEOUS

6.1  NO RIGHT TO CONTINUED EMPLOYMENT

Nothing in this Plan shall be deemed to give any Participant the right to be retained in the service of the Employer or to deny the Employer any right it may have to discharge a Participant at any time.

6.2  NAMED FIDUCIARIES

The Compensation Committee shall be the named fiduciary of the Plan for purposes of Section 402(a)(1) of the Employee Retirement Income Security Act of 1974. The Compensation Committee shall have the authority to control and manage the operation and administration of the Plan. The Compensation Committee and its agents shall not be liable to any person for any action taken or omitted in connection with the administration of this Plan except in the case of willful misconduct or lack of good faith.

6.3  SUCCESSORS AND ASSIGNS

This Plan shall be binding upon the successors and assigns of the parties hereto.

6.4  RIGHT TO AMEND AND TERMINATE

The Compensation Committee reserves the right to modify, alter, amend, or terminate the Plan, at any time and from time to time, without notice, to any extent deemed advisable; provided, however, that no such amendment or termination shall (without the written consent of the Participant, if living, and if not, his beneficiary) adversely affect any benefit under the Plan which is or becomes payable with respect to the Participant or beneficiary as of the date of such amendment or termination.

6.5  CLAIMS PROCEDURES

Any Participant, beneficiary or authorized representative, may file a claim for benefits under the Plan by submitting to the Compensation Committee a written statement describing the nature of the claim and requesting a determination of its validity under the terms of the Plan. Within 30 days after the date such claim is received by the Compensation Committee, it shall issue a ruling with respect to the claim. If the claim is wholly or partially denied, written notice shall be furnished to the claimant, which notice shall set forth in a manner calculated to be understood by the claimant:

(1)  the specific reason or reasons for denial;

(2) specific reference to pertinent Plan provisions on which the denial is based;


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(3)  a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4) an explanation of the claims review procedures. Any Participant, beneficiary or authorized representative whose claim for benefits has been denied, may appeal such denial by resubmitting to the Compensation Committee a written statement requesting a further review of the decision within 60 days of the date the claimant receives the notice of such denial. Such statement shall set forth the reason supporting the claim, the reason such claim should not have been denied, and any other issues or comments which the claimant deems appropriate with respect to the claim.

If the claimant shall request in writing, the Compensation Committee shall make copies of the Plan documents pertinent to his claim available for examination of the claimant.

Within 60 days after the request for further review is received, the Compensation Committee shall review its determination of benefits and the reasons therefor and notify the claimant in writing of its final decision. Such written notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.

6.6  GOVERNING LAW

This Plan shall be governed by and construed in accordance with the laws of the State of Idaho to be extent such laws are not preempted by Federal Law.


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